UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SYBT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2025, Stock Yards Bancorp, Inc. (the “Company”), the holding company for Stock Yards Bank & Trust Company (the “Bank”), announced the appointment of Michael W. Woods as Senior Vice President and Principal Accounting Officer of the Company and the Bank, effective immediately. Mr. Woods will be responsible for overseeing a range of areas, including general accounting; SEC, regulatory and internal management reporting; the Bank’s treasury function; and budgeting.

Mr. Woods, age 58, is a Certified Public Accountant with over 25 years of experience in financial reporting, internal control, and strategic planning. Before joining the Company, Mr. Woods served as SVP and Corporate Controller at Old National Bancorp starting in 2017, and held the role of Principal Accounting Officer of Old National Bancorp from 2017 to 2022. Before joining Old National Bancorp, Mr. Woods served in various financial and accounting roles at FirstMerit Corporation, KeyCorp, and other financial institutions, including as Co-Acting Corporate Controller of FirstMerit. Mr. Woods holds a bachelor’s degree in business administration from The Ohio State University, and earned his CPA in 1993.

Mr. Woods was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Woods has no familial relationships with any director or executive officer of the Company, and there are no transactions between Mr. Woods and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Woods will receive: (a) an annual base salary of $240,000; (b) eligibility for an annual cash incentive bonus of up to 30% of base salary, and stock awards of up to 20% of base salary, each subject to the Company’s performance; and (c) an initial grant of 1,000 shares of restricted stock vesting over five years. In accordance with a double trigger change in control severance agreement, Mr. Woods is eligible for a payment upon a change in control of the Company of one times his base salary plus his historic bonus.

In connection with Mr. Woods’ appointment, T. Clay Stinnett, who previously served as Principal Accounting Officer, will step down from that role but will remain employed as Executive Vice President and Chief Financial Officer of the Company and the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCK YARDS BANCORP, INC.

Dated: September 3, 2025	By:	/s/ T. Clay Stinnett T. Clay Stinnett, Executive Vice President, Treasurer and Chief Financial Officer